Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated July 26, 2019 with respect to the financial statements of AB Municipal Income Fund, Inc. (comprising, respectively the AB National Portfolio, AB High Income Municipal Portfolio, AB California Portfolio, and AB New York Portfolio) for the fiscal year ended May 31, 2019, which are incorporated by reference in this Post-Effective Amendment No. 62 to the Registration Statement (Form N-1A No. 33-07812) of AB Municipal Income Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP


New York, New York
September 26, 2019